Tidal Trust III 485BPOS

Exhibit 99.(g)(i)(xi)

ELEVENTH AMENDMENT TO THE

TIDAL TRUST III

CUSTODY AGREEMENT

THIS ELEVENTH AMENDMENT effective as of August 1, 2025 (the “Effective Date”), to the Custody Agreement dated as of July 11, 2024, as amended (the “Agreement”), is entered into by and between TIDAL TRUST III, a Delaware statutory trust (the “Trust”), and U.S. BANK NATIONAL ASSOCIATION, a national banking association organized and existing under the laws of the United States of America with its principal place of business at Minneapolis, Minnesota (the “Custodian”).

RECITALS

WHEREAS, the parties have entered into the Agreement; and

WHEREAS, the parties desire to amend the Agreement to update Exhibit A to:

Add the following funds:

●	Battleshares™ Bitcoin vs Ether ETF
●	Battleshares™ Ether vs Bitcoin ETF
●	Battleshares™ Bitcoin vs Gold ETF
●	Battleshares™ Gold vs Bitcoin ETF
●	VistaShares Target 15 ACKtivist Distribution ETF
●	VistaShares ACKtivist Select ETF
●	VistaShares BigShort Select ETF
●	VistaShares Target 15 BigShort Distribution ETF
●	VistaShares DRUKMacro Select ETF
●	VistaShares Target 15 DRUKMacro Distribution ETF
●	VistaShares Berkshire Select ETF

Remove the following fund:

●	Unity Wealth Partners Dynamic Capital Appreciation & Options ETF

Reflect the following name changes:

●	Impact Shares Women’s Empowerment ETF (f/k/a Impact Shares YWCA Women’s Empowerment ETF)
●	2X Daily Software Platform ETF (f/k/a 2X Software ETF)

WHEREAS, Section 15.02 of the Agreement allows for its amendment by a written instrument executed by both parties and authorized or approved by the Board of Trustees of the Trust.

NOW, THEREFORE, the parties agree as follows:

Exhibit A of the Agreement is hereby superseded and replaced in its entirety with Exhibit A attached hereto.

Except to the extent amended hereby, the Agreement shall remain in full force and effect.

SIGNATURES ON NEXT PAGE

IN WITNESS WHEREOF, the parties hereto have caused this Eleventh Amendment to be executed by a duly authorized officer on one or more counterparts as of the Effective Date.

TIDAL TRUST III		U.S. BANK NATIONAL ASSOCIATION

By:	/s/Eric Falkeis	By:	/s/Gregory Farley

Name:	Eric Falkeis	Name:	Gregory Farley

Title:	President	Title:	Sr. Vice President

Date:	8/13/2025	Date:	8/13/2025

Exhibit A to the Custody Agreement

Separate Series of Tidal Trust III

Name of Series:

TradersAI Large Cap Equity & Cash ETF
Rockefeller Opportunistic Municipal Bond ETF
Rockefeller California Municipal Bond ETF
Rockefeller New York Municipal Bond ETF
Rockefeller Global Equity ETF
Rockefeller U.S. Small-Mid Cap ETF
4E Quality Growth ETF
GammaRoad Market Navigation ETF
Impact Shares Women's Empowerment ETF
Impact Shares NAACP Minority Empowerment ETF
VistaShares Artificial Intelligence Supercycle ETF
VistaShares Electrification Supercycle ETF
FIRE Funds™ Wealth Builder ETF
FIRE Funds™ Income Target ETF
Ninepoint Energy Income ETF
Ninepoint Energy ETF
Ned Davis Research 360° Core Equity ETF
Ned Davis Research 360° Dynamic Allocation ETF
Fundstrat Granny Shots US Large Cap ETF
The BeeHive ETF
NestYield Total Return Guard ETF
NestYield Dynamic Income Shield ETF
NestYield Visionary ETF
USCF Daily Target 2X Copper Index ETF
Battleshares™ NVDA vs INTC ETF
Battleshares™ TSLA vs F ETF
Battleshares™ AMZN vs M ETF
Battleshares™ COIN vs WFC ETF
Battleshares™ MSTR vs JPM ETF
Battleshares™ NFLX vs CMCSA ETF
Battleshares™ LLY vs YUM ETF
Battleshares™ GOOGL vs NYT ETF
TH GARP Global Rising Leaders ETF
TH GARP India Rising Leaders ETF
PEO Quest Liquid PE Replication ETF
World Dynamic Momentum Leaders ETF
VistaShares Target 15 USA Momentum Income ETF
VistaShares Target 15 USA Value Income ETF
VistaShares Target 15 USA Quality Income ETF
VistaShares Target 15 USA Low Volatility Income ETF

VistaShares Target 15 Berkshire Select Income ETF
Intech S&P Large Cap Diversified Alpha ETF
Intech S&P Small-Mid Cap Diversified Alpha ETF
MRP SynthEquity ETF
Alpha Brands™ Consumption Leaders ETF
VistaShares Animal Spirits Strategy ETF
VistaShares Animal Spirits Daily 2X Strategy ETF
Azoria Golden Age ETF
Azoria 500 Meritocracy ETF
Azoria TSLA Convexity ETF
2X Daily Software Platform ETF
Battleshares™ Bitcoin vs Ether ETF
Battleshares™ Ether vs Bitcoin ETF
Battleshares™ Bitcoin vs Gold ETF
Battleshares™ Gold vs Bitcoin ETF
VistaShares Target 15 ACKtivist Distribution ETF
VistaShares ACKtivist Select ETF
VistaShares BigShort Select ETF
VistaShares Target 15 BigShort Distribution ETF
VistaShares DRUKMacro Select ETF
VistaShares Target 15 DRUKMacro Distribution ETF
VistaShares Berkshire Select ETF

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